SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRI-COUNTY FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LETTERHEAD OF TRI-COUNTY FINANCIAL CORPORATION]

April 5, 2012

Dear Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Tri-County Financial Corporation (the “Company”) to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 7, 2012 at 10:00 a.m.

The attached notice and proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of the Company’s independent registered public accounting firm, Stegman & Company, will be present to respond to any questions stockholders may have.

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to vote via the Internet, by telephone or by signing, dating and returning the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting.

Sincerely,

/s/ Michael L. Middleton

Michael L. Middleton

President and Chief Executive Officer

TRI-COUNTY FINANCIAL CORPORATION

3035 LEONARDTOWN ROAD

WALDORF, MARYLAND 20601

(301) 645-5601

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Monday, May 7, 2012

PLACE	Board Room
Community Bank of Tri-County
3035 Leonardtown Road
Waldorf, Maryland 20601

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify the appointment of Stegman & Company as the independent registered public accounting firm for 2012;

(3) To approve an amendment to the Company’s Articles of Incorporation relating to the permissible size of the Board of Directors; and

(4) To transact such other business as may properly come before the meeting or any adjournments or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 9, 2012.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by Internet, by telephone or by completing and signing the enclosed proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before the meeting by following the instructions in the proxy statement.

/s/ Gregory C. Cockerham
Gregory C. Cockerham
Secretary
April 5, 2012

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT

OF

TRI-COUNTY FINANCIAL CORPORATION

3035 LEONARDTOWN ROAD

WALDORF, MARYLAND 20601

(301) 645-5601

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Tri-County Financial Corporation for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Tri-County Financial Corporation as “Tri-County Financial,” the “Company,” “we,” “our” or “us.”

Tri-County Financial is the holding company for Community Bank of Tri-County. In this proxy statement, we may also refer to Community Bank of Tri-County as the “Bank.”

We are holding the 2012 annual meeting in the Board Room at the main office of the Bank, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 7, 2012 at 10:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 5, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2012

The Proxy Statement and Annual Report to Stockholders are available at www.cbtc.com/proxyandannualreport.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting. You are entitled to vote the shares of Tri-County Financial common stock that you owned as of the close of business on March 9, 2012. As of the close of business on March 9, 2012, 3,041,426 shares of Company common stock were outstanding. Each share of common stock has one vote.

Voting by Proxy. This proxy statement is being sent to you by the Board of Directors of Tri-County Financial to request that you allow your shares of Tri-County Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Tri-County Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director, “FOR” ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm and “FOR” the amendment to the Company’s Articles of Incorporation.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Tri-County Financial common stock may also be voted by the persons named on the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

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Registered stockholders can vote their shares of Tri-County Financial Corporation common stock by mailing a proxy card, via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m., Eastern time, on May 6, 2012.

Ownership of Shares; Attending the Meeting. You may own shares of Tri-County Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly in the Community Bank of Tri-County Employee Stock Ownership Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Tri-County Financial common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Participants in the Bank’s Employee Stock Ownership Plan. If you participate in the Community Bank of Tri-County Employee Stock Ownership Plan, you will receive a voting instruction card that reflects all shares you may direct the plan trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, all allocated shares of Tri-County Financial held by the plan are voted by the trustees, as directed by plan participants. All unallocated shares of Company common stock held by the plan, and allocated shares for which no voting instructions are received, are voted by the trustees in the same proportion as shares for which the trustees have received timely voting instructions. The deadline for returning your voting instructions to the Employee Stock Ownership Plan trustees is April 27, 2012.

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes (described on the next page) also will be counted to determine the existence of a quorum.

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Votes Required for Proposals. In voting on the election of directors and the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These proposals will be decided by the affirmative vote of a majority of the shares cast at the annual meeting. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In counting votes on the proposal to ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no impact on the outcome of the proposal.

In voting on the approval of the amendment to the Company’s Articles of Incorporation, you may vote in favor of the proposal, against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of two-thirds of the outstanding shares of the Company and 80% of the votes cast at the annual meeting. For the purpose of meeting the two-thirds vote requirement, votes that are withheld and broker non-votes will have the same effect as a negative vote. For the purpose of meeting the 80% vote requirement, abstentions and broker non-votes will have no impact on the proposal.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement) and the approval of the amendment to the Company’s Articles of Incorporation (Item 3 of this proxy statement). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares on these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the approval of the non-binding advisory vote on executive compensation or the approval of the amendment to the Company’s Articles of Incorporation, no votes will be cast on your behalf. These are referred to broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this proxy statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Revocation of Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Unless revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company, by delivering a later-dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

CORPORATE GOVERNANCE

Director Independence. The Company’s Board of Directors currently consists of nine members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Michael L. Middleton and William J. Pasenelli, who are employees of the Company and the Bank. Because the Company is traded on the OTC Electronic Bulletin Board, there are no independence requirements for the Company’s directors. For purposes of determining director independence, the Company chooses to apply the current listing requirements of The NASDAQ Stock Market. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Relationships and Transactions with the Company and the Bank,” including (1) legal services performed by the Jenkins Law Firm, LLC, of which Louis P. Jenkins, Jr. is a principal, and (2) loans or lines of credit that the Bank has directly or indirectly made to each of the directors on the Board.

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Board Leadership Structure. The Chief Executive Officer also serves as Chairman of the Board, due in part to his long-standing tenure with the Company, which provides unique and intimate knowledge regarding the history, strategy, business and operations of the Company and the Bank. The Board has created a Lead Director position to enhance Board independence and oversight. Joseph V. Stone, Jr. is currently the Lead Director of the Board of Directors. Among other things, the Lead Director (1) presides at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and (2) may call meetings of the independent directors.

The Board’s Role in Risk Oversight. Risk is inherent with every business and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, senior management attends the Board meetings and is available to discuss strategy and risks facing the Company and to address any questions or concerns raised by the Board on risk management and any other matters. The Board also provides strong oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Committees of the Board of Directors. The following table identifies the members of the Board’s Audit and Governance Committees as of March 9, 2012. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter, that is approved by the Board of Directors, that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy on its charter at least annually. The charters of the two committees are available in the Shareholder Information portion of the “About Community Bank” section of the Company’s website (www.cbtc.com).

Director	Audit Committee	Governance Committee

Philip T. Goldstein		X

Louis P. Jenkins, Jr.		X*

Michael L. Middleton

William J. Pasenelli

Mary Todd Peterson	X*

James R. Shepherd	X

Austin J. Slater, Jr.	X

H. Beaman Smith		X

Joseph V. Stone, Jr.**	X	X

Number of Meetings in 2011	4	4

* Chairperson
** Lead Director

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Audit Committee. The Audit Committee engages the Company’s independent registered public accounting firm and meets with them in connection with their annual audit and reviews the Company’s accounting and financial reporting policies and practices. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. While the Board has not designated any individual Board member as an “audit committee financial expert,” the Board believes the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand financial statements, is cumulatively sufficient to discharge the Audit Committee’s responsibilities.

Governance Committee. The Company does not have a separate compensation committee. The Governance Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives and for the directors. Decisions by the Governance Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Director Nomination Process. The Governance Committee also selects nominees for election as directors. The Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. To accomplish this, the Governance Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would adequately represent the Company’s market area. Any nominee for director must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Governance Committee solicits its current directors for the names of potential qualified candidates. The Governance Committee may also ask its directors to pursue their business contacts for the names of potentially qualified candidates. The Governance Committee would then consider the potential pool of director candidates, select the top candidates based on the candidates’ qualifications and the Governance Committee’s needs, and conduct a thorough investigation of each proposed candidate’s background. If a stockholder has submitted a proposed nominee in accordance with the procedures specified below, the Governance Committee would consider the proposed nominee, along with any other proposed nominees recommended by directors, in the same manner in which the Governance Committee would evaluate nominees for director recommended by the Board of Directors.

Consideration of Recommendations by Stockholders. The Governance Committee will consider recommendations for directors submitted by stockholders. Stockholders who wish the Governance Committee to consider their recommendations for nominees for director should submit their recommendations in writing to the Governance Committee in care of the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Each written recommendation must set forth (1) the name of the recommended candidate, (2) the number of shares of stock of the Company that are beneficially owned by the stockholder making the recommendation and by the recommended candidate, and (3) a detailed statement explaining why the stockholder believes the recommended candidate should be nominated for election as a director. In addition, the stockholder making such recommendation must promptly provide any other information reasonably requested by the Governance Committee. To be considered by the Governance Committee for nomination for election at an annual meeting of stockholders, the recommendation must be received by the January 1 preceding that annual meeting.

Board and Committee Meetings. During 2011, the Board of Directors of the Company held nine meetings and the Board of Directors of the Bank held 14 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2011.

Director Attendance at Annual Meeting of Stockholders. While the Company does not have a policy regarding Board member attendance at annual meetings of stockholders it encourages directors to attend the annual meeting of stockholders. All of the Company’s directors attended the Company’s 2011 annual meeting of stockholders.

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Code of Ethics. Tri-County Financial maintains a Code of Ethics that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. Under the terms of the Code of Ethics, violations of the Code of Ethics are required to be reported to the Audit Committee of the Board of Directors. A copy of the Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

DIRECTOR COMPENSATION

The following table provides the compensation received by the non-employee directors of the Company during 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Non-qualified Deferred Compensation Earnings ($) (2)	Total ($)

Philip T. Goldstein	$34,750	–	$–	$34,750

Louis P. Jenkins, Jr.	33,925	–	–	33,925

Mary Todd Peterson	36,725	–	–	36,725

James R. Shepherd	36,800	–	–	36,800

Austin J. Slater, Jr.	35,950	–	–	35,950

H. Beaman Smith	34,975	–	652	35,627

Joseph V. Stone, Jr.	35,450	–	1,550	37,000

(1)	As of December 31, 2011, each non-employee director had the following number of stock options outstanding:

Name	Stock Options Outstanding

Philip T. Goldstein	500
Louis P. Jenkins, Jr.	18,056
Mary Todd Peterson	–
James R. Shepherd	13,893
Austin J. Slater, Jr.	15,412
H. Beaman Smith	21,825
Joseph V. Stone, Jr.	500

(2)	Represents the portion of non-qualified deferred compensation earnings under the Community Bank of Tri-County Retirement Plan for Directors that was above the IRS long-term rate. Under the plan, interest is credited at a rate equal to the Company’s return on equity, which was 4.33% for 2011.

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Cash Retainer and Meeting Fees for Directors. The following tables set forth the applicable retainers and fees that will be paid to directors for their service on the Boards of Directors of the Company and the Bank for 2012.

Board of Directors of Tri-County Financial:

Annual Retainer	$15,000

Fee per Board Meeting (Regular or Special)	$750 ($225 per telephone meeting)

Fee per Committee Meeting	$500 ($225 per telephone meeting)

Annual Retainer for Audit Committee and Governance Committee Chair	$2,500

Board of Directors of the Bank:

Annual Retainer	$3,500

Fee per Board Meeting (Regular or Special)	$650 ($225 per telephone meeting)

Fee per Committee Meeting	$425 ($225 per telephone meeting)

If more than one meeting of the Bank, the Company or any committee is held on any given day, the aggregate fees cannot exceed $1,400 per day. Employee directors receive only the annual retainer and Board meeting fees; they do not receive fees for committee meetings.

Directors Retirement Plan. The Bank maintains a retirement plan for members of the Board of Directors of the Bank (the “Directors’ Plan”). Under the Directors’ Plan, each director of the Bank will receive an annual retirement benefit for ten years following his or her termination of service on the Bank’s Board in an amount equal to the product of his “Benefit Percentage,” his “Vested Percentage,” and $3,500. A participant’s “Benefit Percentage” is 0% for less than five years of service, 33 1/3% for five to nine years of service, 66 2/3% for 10 to 14 years of service, and 100% for 15 or more years of service. A participant’s “Vested Percentage” equals 33 1/3% if the participant was serving on the Board on January 1, 1995 (the “Effective Date”), increases to 66 2/3% if the participant completes one year of service after the Effective Date, and becomes 100% if the participant completes a second year of service after the Effective Date. If a participant terminates service on the Board due to disability, the Bank will pay the participant each year for ten years an amount equal to the product of his or her Benefit Percentage and $3,500. If a participant dies before collecting either his or her retirement or disability benefit, the participant’s surviving spouse or estate will receive a lump sum payment having a present value equal to five times the annual retirement benefit to which the participant was entitled, assuming the participant separated service on the date of death and had a Vested Percentage of 100%. If the participant dies after beginning to receive his or her retirement or disability benefits, the participant’s surviving spouse or estate will receive a lump sum payment having a present value equal to the remaining benefits to which the participant was entitled from the date of death through the fifth annual payment thereafter. A participant’s Vested Percentage will become 100% in the event of a “change in control” (as defined in the Directors’ Plan) or upon separation from service on the Board after attaining the age 72 or incurring a disability.

The Directors’ Plan also establishes a deferred compensation program for participants, under which they may elect to defer all or any portion of the fees and/or salary otherwise payable. Deferred amounts will be credited annually with a rate of return equal to the Company’s return on equity for the calendar year, as determined under accounting principles generally accepted in the United States.

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AUDIT RELATED MATTERS

Report of the Audit Committee. The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

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AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF TRI-COUNTY FINANCIAL CORPORATION

Mary Todd Peterson (Chair)

James R. Shepherd

Austin J. Slater, Jr.

Joseph V. Stone, Jr.

Audit Fees. The following table sets forth the fees billed to the Company by Stegman & Company for the fiscal years ended December 31, 2011 and 2010:

	2011	2010

Audit Fees	$87,435	$81,497
Audit Related Fees (1)	18,553	10,503
Tax Fees (2)	8,500	8,000
All Other Fees (3)	4,400	4,250

(1)	Represents fees for the audit of the 401(k) Plan and ESOP.
(2)	Consists of tax filing and tax-related compliance and other advisory services.
(3)	Consists of presentation at directors’ retreat.

Pre-Approval of Services by the Independent Registered Public Accounting Firm. The Audit Committee’s charter provides that the Audit Committee will approve in advance any non-audit services permitted by the Securities Exchange Act, including tax services that its independent registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Securities Exchange Act, including but not limited to a 5% de minimis exception. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Audit Committee at its next scheduled meeting for ratification. During the fiscal year ended December 31, 2011, the Audit Committee approved 100% of all “audit-related,” “tax” and “other fees.”

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PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of March 9, 2012, certain information as to those persons known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock and the shares of common stock beneficially owned by each director, each executive officer named in the summary compensation table and by all executive officers and directors of the Company as a group. All beneficial owners listed in the table have the same address as the Company. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name of Beneficial Owners	Number of Shares Owned (Excluding Options) (1)(2)		Number of Shares That May be Acquired within 60 Days by Exercising Options	Percent of Shares of Common Stock Outstanding (3)
Directors
Philip T. Goldstein	3,027		500	*
Louis P. Jenkins, Jr.	12,500		18,056	1.00%
Michael L. Middleton	271,322	(4)	52,728	10.47%
William J. Pasenelli	19,919	(5)	30,203	1.63%
Mary Todd Peterson	3,724		–	*
James R. Shepherd	4,482		13,893	*
Austin J. Slater, Jr.	10,857		15,412	*
H. Beaman Smith	103,529		21,825	4.09%
Joseph V. Stone, Jr.	22,300	(6)	500	*

Named Executive Officer Who is Not Also a Director
Gregory C. Cockerham	102,652	(7)	20,612	4.03%

All Directors, Executive Officers and Nominees as a Group (13 persons)	572,189	(8)	179,709	23.34%

Community Bank of Tri-County Employee Stock Ownership Plan	258,958	(9)	–	8.51%

*Less than 1% of the shares outstanding

(1)	Includes shares allocated to the account of the individuals under the Community Bank of Tri-County Employee Stock Ownership Plan, with respect to which the individual has voting but not investment power as follows: Mr. Cockerham - 27,022 shares; Mr. Middleton - 42,593 shares; and Mr. Pasenelli - 3,410 shares.
(2)	Includes shares of restricted stock, with respect to which the individual has voting but not investment power as follows: Mr. Cockerham – 2,531 shares and Mr. Pasenelli – 3,417 shares.
(3)	Based upon 3,041,426 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days of March 9, 2012.
(4)	Includes 69,351 shares owned by Mr. Middleton’s wife and 4,877 shares owned by the individual retirement account of Mr. Middleton’s wife.
(5)	Includes 3,417 unvested shares of restricted stock over which Mr. Pasenelli has voting but no dispositive power.
(6)	Includes 2,000 shares owned by the individual retirement account of Mr. Stone’s wife.
(7)	Includes 2,531 unvested shares of restricted stock over which Mr. Cockerham has voting but no dispositive power.
(8)	Amount includes an aggregate of 11,250 unvested shares of restricted stock over which certain officers of the Company have voting but no dispositive power.
(9)	Includes 57,277 shares held in a suspense account for future allocation and/or distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees, which are Company director Louis P. Jenkins, Jr. and Bank director Herbert N. Redmond, Jr., vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and shares for which no instructions have been received are voted by the trustees in the same proportion as shares for which the trustees have received timely voting instructions.

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ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 – Election of Directors.

Tri-County Financial’s Board of Directors currently consists of nine members. The Board is divided into three classes, each with terms of three years, one-third of whom are elected annually. The Board of Directors has nominated William J. Pasenelli, Austin J. Slater, Jr. and Joseph V. Stone, Jr. to serve for an additional three-year term and until their successors are elected and qualified. All of the nominees are currently directors of the Company and the Bank.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each biography is as of December 31, 2011. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Community Bank of Tri-County.

Board Nominees with Terms Ending in 2015

William J. Pasenelli is Executive Vice President and Chief Financial Officer of the Company and President and Chief Financial Officer of the Bank. Mr. Pasenelli joined the Bank as Chief Financial Officer in 2000 and was named President in 2010. Before joining the Bank, Mr. Pasenelli had been Chief Financial Officer of Acacia Federal Savings Bank, Annandale, Virginia, since 1987. Mr. Pasenelli is a member of the American Institute of Certified Public Accountants, the Greater Washington Society of Certified Public Accountants and other civic groups. Age 53. Director since 2010.

Mr. Pasenelli’s extensive experience in the local banking industry affords the Board valuable insight regarding the business and operation of the Bank. Mr. Pasenelli’s financial acumen and knowledge of all aspects of the Company’s and the Bank’s business and history position him well to continue to serve as President and Chief Financial Officer of the Bank and as a Director.

Austin J. Slater, Jr. is the President and Chief Executive Officer of the Southern Maryland Electric Cooperative, which is one of the ten largest electrical distribution cooperatives in the country. Mr. Slater also serves as the immediate past Chairman of the Board of the Maryland Chamber of Commerce and numerous other industry and civic organizations. He also serves as the Vice Chairman of the Board of Trustees for the College of Southern Maryland. Mr. Slater holds a MBA in Finance from George Washington University and a BS in Accounting from Shepherd University. Age 58. Director since 2003.

Mr. Slater has extensive management level experience in a large company setting outside of the financial services industry. Mr. Slater’s financial acumen and operational experience allow him to understand the complexities of the Company and the Bank. His experience in a regulated industry has exposed Mr. Slater to many of the issues facing companies today, particularly regulated entities, making Mr. Slater a valued component of a well-rounded board.

Joseph V. Stone, Jr. has owned and operated Joe Stone Insurance Agency, which provides multi-line insurance services to clients in Maryland and Virginia, since 1981. He has served as a director for the Southern Maryland Electric Cooperative since 1996 and currently serves as Chairman of the Board. He has also served as a director for ACES Power Marketing since 2006. Age 57. Director since 2006.

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Mr. Stone provides the Board with significant marketing and operational knowledge through his experience as owner of an insurance agency and various director positions with companies outside of the financial services industry. Mr. Stone also has considerable experience in the insurance industry, corporate governance and risk assessment practices necessary in banking operations.

Directors with Terms Ending in 2013

Louis P. Jenkins, Jr. is the principal of Jenkins Law Firm, LLC, located in LaPlata, Maryland. Before entering private practice, Mr. Jenkins served as an Assistant State’s Attorney in Charles County, Maryland from 1997 to 1999. In addition to his private practice, Mr. Jenkins serves as Court Auditor for the Circuit Court for Charles County, Maryland and attorney for the Charles County Board of Elections. Mr. Jenkins currently serves on the Board of Directors of Civista Medical Center and has served as a board member of several other public service organizations including the Southern Maryland Chapter of the American Red Cross, Charles County Chamber of Commerce and the Charles County Bar Association. Age 40. Director since 2000.

As an attorney, Mr. Jenkins provides the Board with substantial knowledge regarding issues facing the Company and the Bank. In addition, Mr. Jenkins brings a critical perspective to the lending and governance function of the Company and the Bank. Mr. Jenkins’ experience in the public sector adds valuable expertise regarding local issues and provides first-hand understanding of the local political and business environment in which the Bank operates.

Michael L. Middleton is Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank. Mr. Middleton joined the Bank in 1973 and served in various management positions until 1979 when he became President of the Bank, which he served as until 2010. Mr. Middleton is a Certified Public Accountant and holds a Masters of Business Administration. From 1996 to 2004, Mr. Middleton served on the Board of Directors of the Federal Home Loan Bank of Atlanta, serving as Chairman of the Board in 2004. Mr. Middleton served on the Board of Directors of the Federal Reserve Bank, Baltimore Branch, from 2004 to 2009. He is Vice Chairman of the Maryland Bankers Association, a trustee for the College of Southern Maryland, serves on the Advisory Board of the Robert H. Smith School of Business Center for Financial Policy and serves on the Federal Reserve’s Community Depository Advisory Council. He also serves on several philanthropic and civic boards. Age 64. Director since 1979.

Mr. Middleton’s extensive experience in the local banking industry and involvement in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. In addition to Mr. Middleton’s extensive background in finance and corporate management, Mr. Middleton also has significant expertise in large financial institution governance providing a unique and broad-based decision-making capability for the Company and the Bank. Mr. Middleton’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chairman and Chief Executive Officer.

Mary Todd Peterson is the President and Chief Executive Officer of Medmarc Insurance Group and a Director of Medmarc Mutual Insurance Company and each of its subsidiaries. Ms. Peterson has been associated with Medmarc since 2001 where she has also held the positions of Chief Financial Officer and Chief Operating Officer. From 1993 to 2001, Ms. Peterson was a Partner with Johnson Lambert & Co., a certified public accounting firm. Ms. Peterson has also held positions with Acacia Life Insurance Company, Oxford Development Corporation and Ernst & Whinney (now Ernst & Young). Ms. Peterson currently serves as a member of the Property Casualty Insurers Association of America (“PCI”) Board of Governors, Chair of PCI’s Investment Committee and a member of PCI’s Executive, Finance and Audit Committees. Ms. Peterson is a member of the American Institute of Certified Public Accountants. Age 57. Director since 2010.

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Ms. Peterson has extensive management level experience in a mid-size company setting within the financial services industry. As a Virginia resident, Ms. Peterson provides valuable insight regarding local markets in Virginia. Ms. Peterson’s financial and operational expertise within the insurance industry, including her corporate governance and risk assessment skills, provide the Board with a skill set critical to operating the Company and Bank in an efficient manner.

Directors with Terms Ending in 2014

Philip T. Goldstein has owned and operated Philip T. Goldstein Real Estate Appraisals, a full-service real estate appraisal and consulting firm, located in Prince Frederick, Maryland, since 1975. He currently serves as a director of Asbury Communities, Inc., a non-profit continuing care retirement community headquartered in Gaithersburg, Maryland, Calvert County Nursing Center, Prince Frederick, Maryland, and Calvert Farmland Trust, Prince Frederick, Maryland. Age 63. Director since 2006.

Mr. Goldstein provides the Board with significant management, strategic and operational knowledge through his experience as owner of a real estate appraisal and consulting firm. Mr. Goldstein’s background in commercial and residential appraisal practice also provides a valuable perspective to the credit function of the Bank. Mr. Goldstein provides local community insight through his position as a director on various local non-profit organizations.

James R. Shepherd is a retired businessman and former local government executive. Mr. Shepherd holds an MS degree in Management from the University of Maryland and a BA from Roanoke College in Economics and Business Administration. Mr. Shepherd serves on numerous civic and charitable organizations. Age 66. Director since 2003.

Mr. Shepherd’s background in economic development and management adds strength to the market intelligence required to direct strategic initiatives on franchise expansion. Mr. Shepherd also brings critical insight regarding the economic development of the communities in which the Bank operates.

H. Beaman Smith is founder and President of Accoware, a computer software company established in 1986. He served as Vice President of Fry Plumbing & Heating Company in Washington, D.C. from 1988 until his retirement in October 2008. Mr. Smith holds a Masters Degree and BS from the University of Maryland. Age 67. Director since 1986.

Mr. Smith brings a wealth of varied management and business experience to the Board through his experience as a vice president in a small firm setting and as founder of a software company. Mr. Smith’s background in information technology and small business operations allows a balanced approach to operational issues and corporate oversight.

Item 2 – Ratification of the Independent Registered Public Accounting Firm.

Stegman & Company, which was the Company’s independent registered public accounting firm for 2011, has been retained by the Audit Committee of the Board of Directors to be the Company’s independent registered public accounting firm for 2012, subject to ratification by the Company’s stockholders. A representative of Stegman & Company is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

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If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm.

Item 3 – Approval of the Amendment to the Company’s Articles of Incorporation.

The Company’s Articles of Incorporation provide that the Board of Directors of the Company consist of no more than nine and no fewer than five members. The Company proposes to amend the Articles of Incorporation so that the number of directors shall be such number as is provided from time to time in, or in accordance with, the Company’s Bylaws. Upon stockholder approval, the Company’s Bylaws will be simultaneously amended to provide that the number of directors will be fixed from time to time exclusively by the Board of Directors; provided that such number of directors will not be less than the minimum amount of directors required under Maryland law. The effect of these amendments is that the Board of Directors will be able to fix the number of directors by resolution approved by at least two-thirds of the directors then in office, without any limitation on the number of directors imposed by the Articles of Incorporation or Bylaws.

The Board of Directors currently is comprised of nine members. While the Company does not have any plans or arrangements to increase the number of directors, the Board may wish in the future to appoint directors that add skills or possess experience or other attributes that complement the current composition of the Board, such as the addition of an audit committee financial expert. Additionally, the Board may wish to add a member with knowledge or ties to communities in or contiguous to its market area not otherwise represented by any of the current directors, especially as the Company opens its new branch in Virginia. The Board of Directors believes that it is in the best interest of the Company and its stockholders for the Board to have the flexibility to fix the number of directors that shall constitute the full Board without any restrictions imposed by the Articles of Incorporation. The Board of Directors believes such amendment to represent best corporate governance practices and that such change is consistent with the practices of other institutions.

Consequently, the Board of Directors has unanimously approved amending the first sentence of Article X of the Company’s Articles of Incorporation to provide the Board with the ability to set the number of directors at any number permitted under applicable law, as follows:

A.          Number; Vacancies. The number of directors of the Corporation shall be such number as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in any number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action.

The Board of Directors recommends a vote “FOR” the proposal to amend the Company’s Articles of Incorporation to set the number of directors at any number permitted under applicable law.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two most highly compensated executive officers of the Company who served in such capacity as of December 31, 2011. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Non-qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)

Michael L. Middleton	2011	$440,000	$–	$50,007	(4)	$4,671	$64,090	$558,768
Chief Executive Officer	2010	409,200	–	45,803		17,407	56,999	529,409

William J. Pasenelli	2011	330,000	54,450	64,730	(5)	–	45,334	494,514
President and Chief Financial Officer	2010	294,353	97,136	–		–	28,916	420,405

Gregory C. Cockerham	2011	255,000	42,075	50,330	(6)	–	21,973	369,378
Executive Vice President and Chief Lending Officer	2010	236,945	78,192	–		–	17,675	332,812

(1)	Represents the cash portion of bonuses earned pursuant to the Bank’s Executive Incentive Compensation Plan (the “Incentive Plan”), under which the Bank annually establishes a bonus pool equal to 10% of net income of the Company after taxes (but before deduction of bonuses payable under the Incentive Plan) multiplied by a “multiplier” equal to the average of: (1) the percentage obtained when the Company’s return on average equity (“ROAE”) is divided by the median ROAE of a peer group comprised of selected publicly-owned commercial banks and thrifts of similar size in the Mid-Atlantic region; (2) the percentage obtained when the median percentage of non-current to gross loans of the peer group is divided by the percentage of the Bank’s non-current to gross loans; and (3) qualitative factors determined by the Governance Committee. The multiplier shall not exceed 1.0. The bonus pool is allocated among designated officers in proportion to the ratio a designated percentage of their base salary (the “Allocation Base”) bears to the total Allocation Bases of all participating officers. The total bonus pool allocated to an individual will be paid either in cash or stock. The total amount of cash to be paid is limited by the Board of Directors on an employee by employee basis. Mr. Middleton elected not to receive a bonus for 2011. He did not receive a bonus for 2010 as a result of the restrictions imposed by the Company’s participation in TARP.
(2)	Represents the portion of non-qualified deferred compensation earnings under the Community Bank of Tri-County Retirement Plan for Directors that were above the applicable federal long-term rate. Under the plan, interest is credited at a rate equal to the Company’s return on equity, which was 4.33% for 2011.
(3)	Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

Item	Mr. Middleton	Mr. Pasenelli	Mr. Cockerham
Directors’ fees	$31,825	$31,825	$-
Market value of allocations under the employee stock ownership plan	16,195	2,076	10,583
Employer contribution to 401(k) Plan	9,800	9,800	9,800
Imputed income under split-dollar life insurance arrangement	6,180	1,609	1,565
Reimbursement of payroll taxes for supplemental retirement benefits	90	24	25

(4)	Represents the aggregate grant date fair value of the granting of 3,106 shares of restricted stock units computed in accordance with FASB ASC Topic 718 based on a per share price of $16.10 on the date of grant for awards in 2011.
(5)	Represents the aggregate grant date fair value of the granting of 2,000 and 1,926 shares of restricted stock awards computed in accordance with FASB ASC Topic 718 based on a per share price of $16.10 and $16.89, respectively, on the date of grant for awards in 2011.
(6)	Represents the aggregate grant date fair value of the granting of 1,500 and 1,550 shares of restricted stock awards computed in accordance with FASB ASC Topic 718 based on a per share price of $16.10 and $16.89, respectively, on the date of grant for awards in 2011.

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Employment Agreements. Tri-County Financial and Community Bank of Tri-County maintain employment agreements with each of the named executive officers. The term of Mr. Middleton’s employment agreement is automatically extended by one day each day so that the term remains at five years. Under the agreement, Mr. Middleton serves as the President and Chief Executive Officer. However, as of April 1, 2010, Mr. Middleton agreed to serve only in the position as Chief Executive Officer and Mr. Pasenelli was appointed as President as part of our succession plan. The term of the employment agreements with Mr. Pasenelli and Mr. Cockerham are automatically extended by one day each day so that the term remains at three years, until either party gives notice to the other of its intent to stop the renewal of the term of the agreement. Under the agreements, Mr. Pasenelli will serve as the President and Chief Financial Officer and Mr. Cockerham will serve as Executive Vice President and Chief Lending Officer. Among other things, the agreements provide for an annual salary, for participation in an equitable manner in any stock option plan or incentive plan to the extent authorized by the Bank’s Board of Directors for its key management employees and for participation in pension, group life insurance, medical coverage and in other employee benefits applicable to executive personnel.

See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of benefits and payments the named executive officers may receive under the employment agreements upon their retirement or termination of their employment.

Outstanding Equity Awards at Fiscal Year End. The following table provides information concerning unexercised options for each of the named executive officers outstanding as of December 31, 2011, adjusted for the three-for-two stock split effected on November 27, 2006.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

Michael L. Middleton	5,830	—	$27.70	07/17/2017	—	$—
	6,036	—	22.29	12/19/2015	—	—
	20,164	—	15.89	12/27/2014	—	—
	14,286	—	12.74	12/31/2013	—	—
	6,412	—	11.56	12/31/2012	—	—

William J. Pasenelli	4,344	—	27.70	07/17/2017	1,950	29,250
	5,397	—	22.29	12/19/2015
	10,298	—	15.89	12/27/2014
	7,296	—	12.74	12/31/2013
	2,868	—	11.56	12/31/2012

Gregory C. Cockerham	4,407	—	27.70	07/17/2017	1,531	22,965
	5,476	—	22.29	12/19/2015
	10,728	—	15.89	12/27/2014
	5,250	—	12.74	12/31/2013

(1)	Based upon the Company’s closing stock price of $15.00 at December 30, 2011.

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RETIREMENT BENEFITS

The Bank maintains one or more salary continuation agreements with each of the named executive officers to provide the executives with additional compensation at retirement or upon termination of employment due to death, disability or a change in control. Mr. Middleton, Mr. Pasenelli and Mr. Cockerham are entitled to a total annual benefit for a period of 15 years of $128,048, $92,212 and $77,035, respectively, upon normal retirement at or after age 62 for Mr. Middleton and 65 for Mr. Pasenelli and Mr. Cockerham. A reduced benefit is payable if the executive retires before normal retirement age. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries. Benefits payable under the salary continuation agreements are reduced by any benefits paid under the executives’ split-dollar life insurance agreements.

The Bank also maintains a supplemental executive retirement plan (“SERP”) with Messrs. Middleton and Pasenelli to provide the executives with additional compensation at retirement or upon termination of employment due to death, disability or a change in control. Mr. Middleton and Mr. Pasenelli are entitled to a total annual benefit for a period of 15 years of $64,256 and $66,373, respectively, upon normal retirement at or after age 65 in the case of Mr. Pasenelli and age 67 in the case of Mr. Middleton. A reduced benefit is payable if the executive retires before normal retirement age. The annual benefits are payable on an annual basis to the executives or their designated beneficiaries.

Under the Directors’ Plan, Mr. Middleton will receive an annual retirement benefit of $3,500 for ten years following his termination of service on the Bank’s Board. Mr. Pasenelli also participates in the Directors’ Plan, but, due to his service, would not yet be entitled to an annual retirement benefit under the plan.

The Bank maintains an Executive Deferred Compensation Plan under which Mr. Middleton and Mr. Pasenelli may defer all or any portion of their base salary. Deferred amounts will be credited annually with interest at a rate equal to the Company’s return on equity for the calendar year. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service in either a lump sum or over a period of one to five years, as elected by the executive.

OTHER POTENTIAL POST-TERMINATION BENEFITS

Payments Made Upon Termination with Cause. Each of the named executive officer’s employment agreements contain a definition of cause for which we may terminate the executive’s employment. If we terminate the executive’s employment for cause, he will receive only his base salary or other compensation earned through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Mr. Middleton’s and Mr. Pasenelli’s SERPs contain a definition of cause for which we may terminate the executive’s employment. If the executive’s employment is terminated for cause, they will not be entitled to any benefits under the terms of the SERPs.

Under the 1995 Stock Option and Incentive Plan, if we terminate an executive for just cause (as defined in the plan), any stock option granted under the plan and held by the terminated employee is cancelled upon the date of termination.

Pursuant to the 2005 Equity Compensation Plan, if an executive is terminated for cause, all rights to any restricted stock and long-term restricted stock units award granted under the plan and held by the terminated employee will expire as of the effective date of termination.

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Payments Made Upon Termination Without Cause. If we terminate Mr. Middleton’s employment without cause, he will receive (1) his base salary or other compensation earned through the date of termination, a pro rata share of the average bonus or other cash compensation for the three years preceding the termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided, and (2) a lump sum payment equal to his base salary for the remaining term of the agreement and five times his most recent annual incentive compensation payment. We would also continue Mr. Middleton’s medical, dental and life insurance benefits for 60 months.

Under their employment agreements, if we terminate the employment of either Mr. Pasenelli or Mr. Cockerham without cause, he would receive a lump sum payment equal to two times his base salary and most recent annual incentive compensation payment. We would also continue the executive’s medical, dental and life insurance benefits for 36 months.

Pursuant to the 2005 Equity Compensation Plan, if we terminate an executive without cause and unless otherwise determined by the Compensation Committee, all unvested shares of restricted stock and interests under long-term restricted stock units are forfeited as of the termination date of the executive.

Payments Made Upon Termination by Executive with Good Reason. If Mr. Middleton voluntarily terminates his employment under circumstances that would constitute good reason (as defined in his employment agreement), he will receive (1) his base salary or other compensation earned through the date of termination, a pro rata share of the average bonus or other cash compensation for the three years preceding the termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided, and (2) a lump sum payment equal to his base salary for the remaining term of the agreement and five times his most recent annual incentive compensation payment. We would also continue Mr. Middleton’s medical, dental and life insurance benefits for 60 months.

Pursuant to the 2005 Equity Compensation Plan, if an executive voluntarily terminates his or her employment and unless otherwise determined by the Compensation Committee, all unvested shares of common stock and interests under long-term restricted stock units are forfeited as of the termination date of the executive.

Payments Made Upon Disability. Under Mr. Middleton’s employment agreement, if he becomes disabled and we terminate his employment pursuant to the terms of the agreement, he will receive his base salary or other compensation earned through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. In addition, Mr. Middleton will be entitled to disability pay equal to 100% of his base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of (1) 180 days after his termination of employment, (2) the date on which long-term disability insurance benefits are first paid to him, (3) his death, or (4) the date his employment agreement would have terminated had his employment not terminated because of disability. If the disability benefits terminate because 180 days have lapsed or because the date his employment agreement would have terminated had his employment not terminated because of disability is reached, Mr. Middleton will receive disability pay equal to 60% of his base salary during an additional period ending on the earliest of (1) the date on which long-term disability insurance benefits are first paid to him, (2) his death, or (3) the date his employment agreement would have terminated had his employment not terminated because of disability. While receiving benefits under any long-term disability insurance plan, the Company will supplement any disability benefits received by Mr. Middleton to ensure that the aggregate amount received by Mr. Middleton equals 60% of his base salary. Mr. Middleton would continue to participate in our benefit plans until the date his employment agreement would have terminated had his employment not terminated because of disability.

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Under Mr. Pasenelli’s and Mr. Cockerham’s employment agreements, if we terminate an executive due to disability pursuant to the terms of the agreement, the executive will receive the compensation and benefits provided for under the agreement for (1) any period during the term of the agreement and before the establishment of the executive’s disability; or (2) any period of disability before the executive’s termination of employment due to disability.

Mr. Middleton’s and Mr. Pasenelli’s SERPs provide for a disability benefit equal to the executive’s accrued benefit, calculated as of the date of determination of disability. Payment of the disability benefit will commence on the first day of the month following the earlier of the executive’s 65th birthday or death and shall be paid in 15 equal annual installments.

Under the Directors’ Plan, if Mr. Middleton terminates service on the Board due to disability, the Bank will pay him $3,500 annually for ten years.

Under the salary continuation agreements dated September 6, 2003, as amended, upon termination of employment as a result of disability, Mr. Middleton, Mr. Pasenelli and Mr. Cockerham are entitled to an annual benefit for a period of 15 years of $128,048, $74,112 and $72,235, respectively, commencing with the month following the executive attaining age 65, or in Mr. Middleton’s case, age 62. Under the salary continuation agreements dated August 21, 2006, as amended, Mr. Pasenelli and Mr. Cockerham are entitled to an annual disability benefit ranging from $4,595 to $18,100 and $1,418 to $4,800, respectively, depending on the date of termination, commencing with the month following the executive attaining age 65.

Under the 1995 Stock Option and Incentive Plan, if we terminate an executive’s employment due to a disability, outstanding stock options will vest and remain exercisable until the earlier of one year from the date of termination or the expiration date of the stock options.

Pursuant to the 2005 Equity Compensation Plan, if we terminate an executive’s employment due to a disability, outstanding restricted stock and long-term restricted stock unit awards will immediately vest as of the date of termination.

Payments Made Upon Death. Under Mr. Middleton’s employment agreement, upon Mr. Middleton’s death, Mr. Middleton’s beneficiary will receive any base salary compensation earned through the date of death, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Company’s benefit plans and programs.

Under Mr. Pasenelli’s and Mr. Cockerham’s employment agreements, upon the executive’s death, the Company will pay his or her beneficiary or estate any compensation due to the executive through the end of the month in which death occurred, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Company’s benefit plans and programs.

Mr. Middleton’s and Mr. Pasenelli’s SERPs provide for a death benefit equal to the executive’s accrued benefit, payable to the executive’s beneficiary in 15 equal annual installments beginning the second month following the death of the executive if the executive dies before reaching normal retirement age. If the executive dies after the commencement of the SERP benefit payments, the executive’s beneficiary is entitled to the unpaid balance of the executive’s 15 annual benefit payments.

Under their salary continuation agreements, if the executive dies while in active service with the Bank, Mr. Middleton’s, Mr. Pasenelli’s and Mr. Cockerham’s designated beneficiaries will receive an annual benefit, for a period of 15 years, of $128,048, $92,212 and $77,035, respectively, commencing with the month following the executive’s death. If the executive dies after his employment has terminated but before payments under the agreement have commenced, their designated beneficiary will be entitled to the same payments beginning on the first day of the month after the executive’s death.

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Under the Directors’ Plan, if Mr. Middleton dies before collecting either his retirement or disability benefit, his surviving spouse or estate will receive a lump sum payment having a present value equal to five times the annual retirement benefit to which the participant was entitled assuming the participant separated service on the date of death and had a vested percentage in his benefits of 100%. If Mr. Middleton dies after beginning to receive his retirement or disability benefits, his surviving spouse or estate will receive a lump sum payment having a present value equal to the remaining benefits to which he was entitled from the date of death through the fifth annual payment thereafter.

Under the 1995 Stock Option and Incentive Plan, if an executive dies, outstanding stock options will vest and remain exercisable until the earlier of two years from the date of death or the expiration date of the stock options.

Pursuant to the 2005 Equity Compensation Plan, if an executive dies, outstanding awards vest immediately.

Payments Made Upon a Change in Control. Mr. Middleton’s employment agreement provides that if during the two-year period following a change in control (as defined in the agreement), Mr. Middleton terminates employment for any reason, he will be entitled to (1) his base salary or other compensation earned through the date of termination, a pro rata share of the average bonus or other cash compensation for the three years preceding the termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided, and (2) a lump sum payment equal to his base salary for the remaining term of the agreement and five times his most recent annual incentive compensation payment. We would also continue Mr. Middleton’s medical, dental and life insurance benefits for 60 months. Mr. Middleton would also be entitled to these payments and benefits if Mr. Middleton’s employment is terminated due to death or disability and (1) the termination occurs within one year after a change in control, or (2) the termination occurs within one year after a preliminary change in control (as defined in the agreement) and a change in control occurs within two years after such termination. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Middleton’s employment agreement provides for an additional tax indemnification payment if payments under the agreement exceed three times his base amount (“280G Limit”). The indemnification payment provides the executive with a net amount sufficient to pay the excise tax and related taxes to place Mr. Middleton in the same economic position in which he would have been had the 280G Limit not applied.

Mr. Pasenelli’s and Mr. Cockerham’s employment agreements provide that if (1) the executive’s employment is terminated without cause or without the executive’s consent and for a reason other than cause in connection with or within 12 months after a change in control (as defined in the agreement); or (2) the executive voluntary terminates employment within 12 months following a change in control upon the occurrence of events described in the agreement, he will receive a lump sum payment equal to two times his annual base salary and most recent annual incentive compensation payment, plus continued health and welfare benefits for 36 months following termination. Mr. Pasenelli’s and Mr. Cockerham’s employment agreements provide that if the value of the benefits provided under the agreements in connection with a change in control exceed his 280G Limit, his payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

Mr. Middleton’s and Mr. Pasenelli’s SERPs provide that if the executives experience a separation from service within 24 months following a change in control, the executives are entitled to an annual benefit for a period of 15 years of $64,256 and $66,373, respectively. The executives will receive the benefit payment in the form of (1) a lump sum, (2) equal annual installments over two years, or (3) equal annual installments over five years, as previously elected by each executive.

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Under the Directors’ Plan, upon a change in control Mr. Middleton will receive $3,500 annually for ten years.

Under the salary continuation agreements dated September 6, 2003, as amended, upon the termination of employment within 12 months (24 months in the case of Mr. Middleton) subsequent to a change in control and before age 65 (62 in the case of Mr. Middleton), Mr. Middleton, Mr. Pasenelli and Mr. Cockerham are entitled to an annual benefit for a period of 15 years of $128,048, $74,112 and $72,235, respectively, commencing with the month following the executive attaining age 65 (62 in the case of Mr. Middleton). As with his employment agreement, Mr. Middleton’s salary continuation agreement provides for an additional tax indemnification payment if payments under the agreement exceed his 280G Limit. Each of Mr. Pasenelli’s and Mr. Cockerham’s salary continuation agreements dated September 6, 2003, as amended, provide that if the value of the benefits provided in connection with a change in control exceed his 280G Limit, his payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit. Under the salary continuation agreement dated August 21, 2006, as amended, Mr. Pasenelli is entitled to an additional annual benefit ranging from $8,816 to $18,100 (based on the date of termination) if his employment is terminated within 12 months subsequent to a change in control and before age 65. Under the salary continuation agreement dated August 21, 2006, as amended, Mr. Cockerham is entitled to an additional annual benefit equal to the present value of $4,800 using an interest factor of 5% upon the termination of employment within 12 months subsequent to a change in control and before age 65.

In the event of a change in control of Tri-County Financial or Community Bank of Tri-County, outstanding stock options granted pursuant to our 1995 Stock Option and Incentive Plan automatically vest and, unless otherwise provided for by the committee administering the plan, the option holder will receive in cash an amount equal to the difference between the fair market price of the securities and the exercise price of the option for each option held. Under the Company’s 2005 Equity Compensation Plan, a change in control accelerates the vesting of all outstanding stock options, restricted stock awards and long-term restricted stock units. The value of the accelerated options count toward the executive’s 280G Limit.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance. Pursuant to federal securities laws, the Company’s officers, directors and persons who own more than 10% of the outstanding common stock are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year and written representations from such persons that no additional reports of changes in beneficial ownership were required, the Company believes that during 2011, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding common stock of the Company, have complied with the reporting requirements, except for one late report filed by Mr. Smith with regard to the sale of common stock.

Policies and Procedures for Approval of Related Persons Transactions. We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

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Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;
•	the Company is, will or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Governance Committee of the Board approved (or recommended that the Board approve) such compensation;
•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and
•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Relationships and Transactions with the Company and the Bank. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place. From time to time, the Bank makes loans and extensions of credit to its executive officers and directors, and members of their immediate families. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2011, these loans were performing according to their original terms.

22

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 3035 Leonardtown Road, Waldorf, Maryland 20601 no later than December 8, 2012. If next year’s annual meeting is held on a date more than 30 calendar days from May 7, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder proposals, other than those submitted above, and nominations must be submitted in writing, delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not fewer than 30 days nor more than 60 days before any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the Secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to stockholders.

BOARD POLICIES REGARDING COMMUNICATIONS
WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to conducting solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

23

The Company’s 2011 Annual Report to Stockholders, including financial statements, accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of March 9, 2012, upon written request to the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601.

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REVOCABLE PROXY

TRI-COUNTY FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at www.cbtc.com/proxyandannualreport

The undersigned hereby appoints Philip T. Goldstein and H. Beaman Smith with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Tri-County Financial Corporation (the “Company”) that the undersigned is entitled to vote at the 2012 annual meeting of stockholders to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 7, 2012 at 10:00 a.m. (the “Annual Meeting”) and at any and all adjournments thereof, as follows:

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING OF STOCKHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2012 annual meeting.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Directors recommends you vote FOR the following:

1.	ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN
Nominees

(1) William J. Pasenelli	☐	☐	☐

(2) Austin J. Slater, Jr.	☐	☐	☐

(3) Joseph V. Stone, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	THE RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION RELATING TO THE PERMISSIBLE SIZE OF THE BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN

☐	☐	☐

NOTE: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2011 Annual Report.

Signature	Signature	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

[Tri-County Financial Corporation Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached vote authorization form to convey your voting instructions to Louis P. Jenkins, Jr. and Herbert N. Redmond, Jr., Trustees for the Community Bank of Tri-County Employee Stock Ownership Plan and Trust (the “ESOP”), on the proposals presented at the Annual Meeting of Stockholders of Tri-County Financial Corporation (the “Company”) on May 7, 2012. Also enclosed is a Notice of Annual Meeting and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Tri-County Financial Corporation 2011 Annual Report to Stockholders.

As an ESOP participant, you are entitled to instruct the ESOP Trustees how to vote the shares of Company common stock allocated to your ESOP account as of March 9, 2012, the record date for the Annual Meeting. The Trustees will vote all allocated shares of Company common stock as directed by ESOP participants. The Trustees will vote unallocated shares of common stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions received from ESOP participants.

To direct the ESOP Trustees how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed vote authorization form and return it to the attention of Laura Guy at the address indicated on the vote authorization form no later than April 27, 2012.

Sincerely,

/s/ Michael L. Middleton

Michael L. Middleton
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

COMMUNITY BANK OF TRI-COUNTY

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

TRI-COUNTY FINANCIAL CORPORATION

Annual Meeting of Stockholders – May 7, 2012

With respect to all shares of common stock of Tri-County Financial Corporation (the “Company”) that are allocated to the account of the undersigned pursuant to the Community Bank of Tri-County Employee Stock Ownership Plan and Trust (the “ESOP”), the undersigned hereby directs Louis P. Jenkins, Jr. and Herbert N. Redmond, Jr., as Trustees of the Trust established under the ESOP, to vote such shares at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Community Bank of Tri-County, Waldorf, Maryland, on Monday, May 7, 2012 at 10:00 a.m., local time, and at any and all adjournments thereof as follows:

The Board of Directors recommends a vote “FOR” the each of the nominees and the listed proposals.

You are to vote my shares as follows:

☒       PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS

FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
listed below	for all nominees listed below

William J. Pasenelli, Austin J. Slater, Jr. and Joseph V. Stone, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions: ____________________________________________

2.	THE RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION RELATING TO THE PERMISSIBLE SIZE OF THE BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN
☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of the Notice of Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2011 Annual Report.

PARTICIPANT’S NAME

Dated: ____________________, 2012
SIGNATURE OF PARTICIPANT

Please complete this direction form, sign, date and return it to the Company, Attn: Laura Guy, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601 by April 27, 2012.